UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2025
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment and Exchange Agreements

On December 3, 2025, Nauticus Robotics, Inc., a Delaware corporation (the “Company”), and certain institutional investors each entered into an Amendment and Exchange Agreement (collectively, the “Exchange Agreements"), by and among the Company and a certain institutional investor, pursuant to which such investor may exchange (collectively, the "Exchanges"), in one or more exchanges, portions of certain secured convertible term loans of the Company (the “Existing Convertible Securities”) and certain original issue discount senior secured convertible debentures due 2026 of the Company (the “Existing Debentures”, and together with the Existing Convertible Securities, the “Existing Securities”), into 3,814 of Series C preferred convertible stock (the “Series C Preferred Stock”), as set forth and subject to the terms and conditions in the Exchange Agreements, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). In addition, by written notice from holders of the Existing Securities to the Company and subject to other terms and conditions set forth in the Exchange Agreements, the Company shall exchange additional portion of the amounts outstanding under the Existing Securities as set forth in such notice into shares of Series C Preferred Stock, through one or more additional Exchanges, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

The Exchange Agreements further amended the Securities Purchase Agreement dated as of August 6, 2025, as amended (the “Securities Purchase Agreement”), and contained certain covenants of the Company to, among other items, hold one or more stockholder meetings no later than March 3, 2026 seeking stockholders’ approval in respect of (w) one or more reverse stock splits over the next 12 months up to an aggregate ratio of 250 shares-to-1 share, (x) approval of the increase of the authorized shares of the Company from 625,000,000 to 1,500,000,000, (y) the issuance of all of the Securities (as defined in the Securities Purchase Agreement) in compliance with the rules and regulations of the Nasdaq Capital Market (“Nasdaq”), and (z) and the issuance pursuant to the Exchange Agreements of all Series C Preferred Stock and the shares of the Company’s common stock issuable underlying the Series C Preferred Stock upon conversion, in compliance with the rules and regulations of Nasdaq.

Series C Preferred Stock

On the closing date of the Exchanges, the Company will designate 100,000 shares of the Company’s authorized and unissued preferred stock as Series C Preferred Stock (“Preferred Shares”) and establish the rights, preferences and privileges of the Series C Preferred Stock pursuant to the Certificate of Designations of Rights and Preferences of the Series C Preferred Stock (the “Certificate of Designations”), to be filed with the Secretary of State of the State of Delaware, as summarized below:

General. Each share of Series C Preferred Stock has a stated value of $1,000 per share and, when issued, the Series C Preferred Stock will be fully paid and non-assessable.

Ranking. The Series C Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company, unless the Required Holders (as defined in the Certificate of Designations) consent to the creation of other capital stock of the Company that is senior or equal in rank (which, for the avoidance of doubt, such parity stock shall include the Series A Convertible Preferred Stock, $0.0001 par value, of the Company and Series B Convertible Preferred Stock, $0.0001 par value, of the Company) to the Series C Preferred Stock.

Dividends. The holders of Series C Preferred Stock will be entitled to a 10% per annum dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s common stock (the “Common Stock”), when and if actually paid. The dividends are payable to each record holder of the Series C Preferred Stock in shares of Common Stock so long as there has been no Equity Conditions Failure (as defined in the Certificate of Designations), and the Company may, at its option, under certain circumstances, capitalize the dividend by increasing the stated value of each Preferred Shares or elect a combination of the capitalized dividend and a payment in dividend shares.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series C Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price (as defined below); subject to certain limitations on beneficial ownership.

Conversion Rights

Conversion at Option of Holder. At any time from and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), each holder of Series C Preferred Stock may convert all, or any part, of the outstanding Series C Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $0.95, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. The amounts to be converted include unpaid dividends and other charges for the Preferred Shares.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company (the “Board”).

Alternate Conversion at the Holder’s Election. At any time after the Initial Issuance Date, a holder may elect to convert the Series C Preferred Stock held by such holder at the “Alternate Conversion Price” equal to the lesser of:

••the Conversion Price; and
••the greater of:
◦the floor price of $0.19 (the “Floor Price”); and
◦98% of the lowest volume weighted average price ("VWAP") of the Common Stock during the 10 consecutive trading days immediately prior to such conversion.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series C Preferred Stock at the “Alternate Conversion Price”.

The Certificate of Designations contains standard and customary triggering events (each, a “Triggering Event” including certain Bankruptcy Triggering Event (as defined therein)), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of Indebtedness (as defined in the Exchange Agreements) of the Company, (iv) the Company’s failure to cure a conversion failure of failure to deliver shares of the Common Stock upon conversion, or notice of the Company’s intention not to comply with a request for conversion of any Series C Preferred Stock, and (v) bankruptcy or insolvency of the Company.

From and after the occurrence and during the continuance of any Triggering Event, the Dividend Rate in effect shall automatically be increased to the lesser of 18% per annum and the maximum rate permitted under applicable law.

If at the time of a conversion the Alternate Conversion Price is determined to be the Floor Price because such Floor Price is greater than 98% of the lowest VWAP of a share of Common Stock during the ten (10) trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, then the Conversion Amount (as defined in the Certificates of Designations), shall automatically increase pro rata, by the applicable Alternate Conversion Floor Amount (as defined therein).

Other Adjustments. In connection with the Exchanges, the Company has agreed to seek stockholder approval at a special meeting of stockholders to be held not later than January 17, 2026 of the issuance of all of the Conversion Shares issuable pursuant to the Exchange Agreements at a conversion price below the Conversion Price in compliance with the rules and regulations of Nasdaq (the date of such approval, the “Stockholder Approval Date”). If, at any time on or after the date of the Exchange Agreements, the Company issues any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to the New Issuance Price.

If on either of (i) the 30th calendar day after the Initial Issuance Date or (ii) the 60th calendar day after the Initial Issuance Date, as applicable, (each, an “Adjustment Date”), the Conversion Price then in effect is greater than the greater of (A) the Floor Price and (B) the Market Price (as defined therein) then in effect (the “Adjustment Price”), on the Adjustment Date the Conversion Price shall automatically lower to the Adjustment Price.

Bankruptcy Triggering Event Redemption Right. Upon any Bankruptcy Triggering Event, the Company shall immediately redeem in cash all amounts due under the Series C Preferred Stock at a redemption price equal to the greater of (1) a 25% redemption premium on the Conversion Amount to be redeemed; and (2) the product of (X) the Conversion Rate (calculated using the lowest Alternate Conversion Price during the period commencing on the 20th Trading Day immediately preceding such public announcement and ending on the date the Company makes the entire redemption payment), multiplied by (Y) the equity value at a 25% redemption premium, unless the holder waives such right to receive such payment. The equity value of the Common Stock underlying the Series C Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day during the period commencing on the trading day immediately preceding such Bankruptcy Triggering Event and ending on the date the Company makes the entire payment required.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange such holder’s shares of Series C Preferred Stock for consideration equal to the Change of Control Election Price (as defined in the Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series C Preferred Stock then outstanding at a 25% redemption premium to the greater of (i) the Conversion Amount being redeemed, and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed, multiplied by (2) the equity value of the Common Stock underlying the Series C Preferred Stock. The equity value of the Common Stock underlying the Series C Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day during the period commencing on the trading day immediately preceding the date the Company notifies the holders of the Company’s election to redeem and ending on the trading day immediately prior to the date the Company makes the entire payment required.

Fundamental Transactions. The Certificate of Designations prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations).

Voting Rights. The holders of the Series C Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Certificate of Designations) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any Preferred Shares (except as contemplated in the Exchange Agreements) or issue any other securities that would cause a breach or default under the Certificate of Designations.

Reservation Requirements. So long as any Series C Preferred Stock remains outstanding, the Company shall at all times reserve at least 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series C Preferred Stock then outstanding.

The foregoing descriptions of each of the transaction documents described in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the complete text thereof, copies of which are filed as Exhibits to this Current Report and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 related to the Certificate of Designation and Exhibit 3.1 are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 related to the Certificate of Designation and Exhibit 3.1 are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 related to the Certificate of Designation and Exhibit 3.1 are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
3.1	Form of Certificate of Designations of Rights and Preferences of Series B Convertible Preferred Stock of Nauticus Robotics, Inc
10.1*	Form of Amendment and Exchange Agreement, dated as of December 3, 2025, by and between Nauticus Robotics, Inc. and the investor party named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*    Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2025	Nauticus Robotics, Inc.

	By:	/s/ John Symington
		Name:	John Symington
		Title:	General Counsel